UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 6, 2006


                               MEDIA GENERAL, INC.
             (Exact name of registrant as specified in its charter)



  Commonwealth of Virginia                1-6383                54-0850433
(State or other juridsiction       (Commission File         (I.R.S. Employer
      of incorporation)             Number)                Identification No.)

333 E. Franklin St., Richmond, VA                                23219
(Address of principal executive Office                         (Zip Code)


       Registrant's telephone number, including area code: (804) 649-6000


                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On April 6, 2006, Media General, Inc., a Virginia corporation ("Media General"), NBC Universal, Inc., a Delaware corporation ("NBCU"), and certain subsidiaries of NBCU entered into a stock and asset purchase agreement (the "Purchase Agreement") pursuant to which Media General has agreed to acquire from NBCU four NBC owned and operated television stations.

     The NBC stations Media General is purchasing are: WNCN in Raleigh, North Carolina; WCMH in Columbus, Ohio; WTVM in Birmingham, Alabama; and WJAR in Providence, Rhode Island.

     The following is a summary of the material terms of the Purchase Agreement. As a summary of the material terms of the Purchase Agreement, it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Purchase Agreement attached hereto as Exhibit 2.1, and incorporated herein by this reference. Pursuant to the terms of the Purchase Agreement, Media General will acquire the four stations for $595 million in cash, subject to adjustments for changes in working capital and other specified items.

     The Purchase Agreement contains customary representations and warranties and covenants by each party. Media General, on the one hand, and NBCU and certain NBCU subsidiaries, on the other hand, are obligated, subject to certain limitations, to indemnify the other under the Purchase Agreement for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

     Closing under the Purchase Agreement is subject to customary closing conditions and regulatory approvals from the Federal Communications Commission ("FCC") and the Department of Justice and is not subject to a financing condition. FCC approval for Media General's acquisition of WTVM in Birmingham must include a temporary waiver from the duopoly rules in order to allow Media General time to sell its station in Birmingham, WIAT. The Purchase Agreement contemplates that, if FCC approval for the other three stations is received before approval for WTVM, Media General will acquire the other three stations in a first closing and acquire WTVM when FCC approval is received in a second closing. In either event, Media General expects to complete the acquisition of all four stations by the third quarter of 2006.

Item 9.01.  Financial Statements and Exhibits.

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c)      Not Applicable.

         (d)      Exhibit:

         2.1 Stock and Asset Purchase Agreement, dated as of April 6, 2006, by and among Outlet Broadcasting, Inc., NBC Sub (WCMH), LLC, Birmingham Broadcasting (WVTM-TV), Inc., NBC WVTM License Company, NBC WNCN License Company, NBC WCMH License Company, NBC WJAR License Company, NBC Universal, Inc., and Media General, Inc.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MEDIA GENERAL, INC.



Date:  April 10, 2006                      /s/ John A. Schauss
                                           ----------------------------------
                                           John A. Schauss
                                           Vice President - Finance and
                                           Chief Financial Officer